PURCHASE & SALE AGREEMENT
(WORTHINGTON BLOCKS IV AND V)
(JEFFERSON COUNTY, WASHINGTON)

POPE RESOURCES, a Delaware limited partnership (“BUYER”), hereby agrees to purchase from the ESTATE OF TRENA B. WORTHINGTON, deceased, (“SELLER”), and SELLER, subject to the terms and conditions contained herein, hereby agrees to sell and convey to BUYER that certain real estate located in Jefferson County, Washington, described on Exhibit A attached hereto, together with all rights, privileges and easements appurtenant thereto (“the Property”), for the price and upon the following terms and conditions:

1.             PURCHASE PRICE; EARNEST MONEY DEPOSIT.

BUYER hereby agrees to pay for the Property the amount of TWELVE MILLION THREE HUNDRED THOUSAND DOLLARS (US$12,300,000) (“the Purchase Price”).

As part of a sealed bid on the Property, BUYER proffered a check payable to THURSTON COUNTY TITLE COMPANY, INC. (“the Title Company”) in the sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS (US$1,250,000). BUYER acknowledges and agrees that such sum exceeds ten percent (10%) of the Purchase Price. Upon signing of this Agreement by SELLER (which date shall be “the date of this Agreement”), that check shall be deposited and held by the Title Company in an insured, interest-bearing account; all principal and interest in such account is herein referred to as the “Earnest Money Deposit”.

2.               TERMS OF SALE.

At Closing (defined as the date the purchase price is paid to SELLER and the deed is recorded) the balance of Purchase Price shall be paid to SELLER in cash, by official bank cashier’s check, or by wiring immediately available Federal Funds to the closing agent or to such bank account as SELLER shall designate to BUYER. The Earnest Money Deposit shall be credited against the Purchase Price.

3.               CLOSING AND RELATED COSTS.

SELLER shall pay the premium for a standard coverage owner’s title insurance policy without endorsements or extended coverage, in the amount of the Purchase Price, one-half of the closing escrow agent’s fee, SELLER’S attorneys fees incurred in this transaction, all recording fees to record documents needed to clear any title exceptions required to be removed by SELLER under the terms hereof, documentary stamps, and the real estate excise taxes. BUYER shall pay all other closing costs and settlement expenses, including without limitation, use or other taxes, recording fees to record the deed from SELLER, all fees and expenses of BUYER’S attorneys, premiums for any title policy endorsements or extended coverage, one-half of the closing escrow agent’s fee, as well as any survey, environmental audit and other due diligence costs of BUYER. Real estate taxes, and utilities constituting liens shall be prorated as of the date of Closing. BUYER shall be responsible and shall indemnify SELLER for any taxes attributable to all periods after Closing, including without limitation all taxes, interest and penalties levied and assessed if BUYER’S acquisition of the Property results in a change in the forest, open space, timberland or similar non-ad valorem tax classification or designation applicable to the Property. SELLER shall not be obligated or under any duty to close this transaction in the event of the filing of any bankruptcy or insolvency petition or action by or against BUYER. Neither party shall have any obligation to the other and this Agreement shall become effective and in full force only when this Agreement is duly and properly executed, authorized and delivered by the parties hereto.

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4.              CONVEYANCE.

SELLER has delivered to BUYER a copy of the commitment for title insurance (the “Title Report”) for the Property issued by Jefferson Title Company under Order No. 63124 and Supplemental No. 1 thereto. At Closing, SELLER shall convey the Property by Special Warranty Deed (the “Deed”) in substantially the form attached as Exhibit B. The Deed shall be subject to (a) all matters of record, including without limitation the title exceptions disclosed in the Title Report, except (i) Title Report Special Exception No. 12 relating to Easement Agreement dated December 10, 1999, recorded on March 15, 2000, under Jefferson County Auditor’s File No. 431936, and (ii) Title Report Special Exception No. 17 relating to Quit Claim Deeds recorded under Jefferson County Auditor’s File Nos. 356244 and 356797; (b) the matters disclosed in this Agreement; (c) current and subsequent real estate taxes; (d) all outstanding mineral rights or reservations; (e) roadways; (f) rights of way; (g) other easements; and (h) all other matters affecting title to the Property which would be disclosed by a thorough physical inspection or an accurate survey of the Property (the “Permitted Exceptions”). SELLER covenants to cause Title Report Special Exception No. 12 relating to Easement Agreement dated December 10, 1999, recorded on March 15, 2000, under Jefferson County Auditor’s File No. 431936, and Title Report Special Exception No. 17 relating to Quit Claim Deeds recorded under Jefferson County Auditor’s File Nos. 356244 and 356797, to be removed from the Title Report prior to Closing, and such exceptions shall not appear in the title insurance policy to be issued to BUYER at or after Closing.

5.             CLOSING.

Closing shall occur on any date selected by SELLER that is fourteen (14) days or more after SELLER’s written notice to BUYER of such closing date. If Closing does not occur by close of business December 1, 2004, then this Agreement shall terminate effective that date, unless the date of Closing is extended in writing by mutual agreement. THE PARTIES AGREE THAT TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT. Notwithstanding the foregoing, in the event that either BUYER, SELLER, or the closing agent is prevented from completing the Closing because of any event outside their reasonable control notwithstanding the exercise of due care, including without limitation any act of war, act of terrorism, labor strike, unavailability of banking or delivery services, or natural disaster, then the Closing shall be postponed until the next business day upon which the Closing is not prevented by such event, provided, however, that in no event shall the Closing occur after the termination date set forth above. Closing shall be through an independent escrow established with Thurston County Title Company, 105 E. Eighth Avenue, Olympia, WA 98501. BUYER shall have possession of the Property upon Closing.

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6.              BREACH; REMEDIES.

If SELLER defaults hereunder or fails, without legal excuse, to close as required herein, BUYER, at its election, may (a) terminate this Agreement and obtain a refund of the Earnest Money Deposit or (b) bring an action for specific performance. If BUYER defaults hereunder or fails, without legal excuse, to close as required herein, SELLER, at its election, may (a) terminate this Agreement and receive the Earnest Money Deposit as liquidated damages and not as a penalty, the Earnest Money Deposit constituting, in such event, a reasonable estimate of SELLER’S damages, (b) bring an action for specific performance, (c) terminate SELLER’S obligations to perform further under this Agreement and bring an action for damages, or (d) pursue any and all remedies in addition to or by way of alternative to the foregoing available at law or in equity.

BUYER and SELLER expressly agree that (i) in the event of BUYER’S failure to close without legal excuse actual damages may be difficult to ascertain, (ii) the Earnest Money Deposit has been specifically negotiated and represents the parties’ reasonable estimation of the damages considering all of the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm to SELLER that reasonably could be anticipated and the expectation that proof of actual damages would be impractical or extremely difficult, and (iii) the disbursement of the Earnest Money Deposit to SELLER in such event constitutes liquidated damages, not a penalty, and represents compensation for the detriment to SELLER resulting from the removal of the Property from the market, entering into this Agreement rather than selling to other potential purchasers, and carrying costs and loss of earnings on the amount of the purchase price resulting from a delay in Closing. BUYER hereby waives all rights or benefits of any law, rule or regulation, now or hereinafter existing, which would allow BUYER following BUYER’S failure to purchase the Property (which event would constitute BUYER’S default), to claim a refund of the Earnest Money Deposit as unearned earnest money, a penalty or on any other basis.

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7.              CONDITION OF PROPERTY.

BUYER acknowledges and agrees for itself and its successors and assigns (i) that it has inspected and is thoroughly familiar with the Property and its physical aspects and is acquiring the Property in its “as is” condition, (ii) that BUYER assumes the responsibility and risks of all defects to and conditions in the Property, including defects and conditions, if any, that cannot be observed by inspection, (iii) that SELLER has not made and makes no representations or warranties of any kind with respect to acreage or the condition of the Property or its fitness, suitability or acceptability for any particular use or purpose; (iv) that SELLER shall not be liable for any latent or patent defects therein, (v) SELLER is selling the Property by the tract or parcel only, it being understood and agreed that the acreage of the Property is not guaranteed or warranted in any way by SELLER, and (vi) that SELLER shall have no obligation to repair or make any improvements to the condition of the Property prior to Closing. By purchasing the Property, BUYER acknowledges and agrees for itself and its successors and assigns (i) that it has been given a reasonable opportunity to inspect and to investigate the Property and the timber thereon either independently or through agents of BUYER’S choosing, (ii) that any information, whether written or oral, or in the form of maps, surveys, cruise data, inventory information, plats, soil reports, engineering studies, environmental studies, inspection reports, plans, specifications, or any other information whatsoever, without exception, pertaining to the Property and the timber thereon, any and all other matters concerning the condition, suitability, integrity, marketability, compliance with law, or other attributes or aspects of the Property and the timber thereon, is furnished to BUYER solely as a courtesy, that neither SELLER nor its representatives have warranted or verified the accuracy of any statements or other information therein contained nor the qualifications of the persons preparing such information, (iii) that access is not guaranteed by SELLER and that BUYER is responsible for determining access to the Property, including, contacting any responsible government agencies regarding access permits, restrictions or existing hazards, (iv) that mineral rights will not be included if not currently owned by SELLER, (v) that BUYER is also responsible for evaluating whether the Property is suitable for BUYER’S intended purpose and any and all environmental, land use, regulatory and other constraints relating to the use of the Property or the harvest of timber therefrom, (vi) that BUYER shall be solely responsible for obtaining all permits and licenses, if any, required of or by BUYER to carry on its intended operations or activities on the Property, and (vii) that BUYER is responsible for determining the existence or nonexistence of access or from the Property or any portion thereof, whether the Property or any portion thereof is within any flood plain, flood prone area, watershed or “wetlands” area, the availability of water, sewer, electrical, gas, or other utility services or the amount and type of timber on the Property.

Without limiting the generality of the foregoing, SELLER EXPRESSLY DISCLAIMS ALL WARRANTIES RELATING TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND SUITABILITY FOR BUYER’S INTENDED USE AS WELL AS ANY WARRANTY WHATSOEVER WITH RESPECT TO THE MARKETABILITY, HARVESTABILITY, AGE, SPECIES MIX, SITE CLASSIFICATION, BOUNDARIES OF THE TIMBER OR THE PROPERTY, QUANTITIES, GRADES, OR QUALITY OF ANY TIMBER OR MINERALS ON THE PROPERTY, PRESENCE OR ABSENCE OF THREATENED OR ENDANGERED SPECIES OR HAZARDOUS MATERIALS OR THE AVAILABILITY OR ADEQUACY OF ACCESS TO THE PROPERTY.

8.              REPRESENTATIONS AND WARRANTIES OF SELLER.

SELLER hereby represents and warrants to BUYER as follows (such representations and warranties shall be true as of the date hereof and as of Closing):

                8.1           Status of Estate. SELLER is the Estate of Trena B. Worthington, a deceased person. The Estate is under probate in Thurston County, Washington, Superior Court Cause No.03-4-00350-1.

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                8.2           Personal Representative’s Authority. SELLER is acting through its Personal Representative, Dorothy M. Wack, who has all the power and authority to execute, deliver and perform all of SELLER’S obligations under this Agreement. This Agreement is a valid obligation binding upon the SELLER in accordance with its terms.

                8.3           No Adverse Results from Sale. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will neither constitute an event of default under any agreement to which SELLER is a party, or by which SELLER is bound, nor an event which would result in the creation or imposition of any valid lien, charge or encumbrance on the Property.

                8.4           No Restriction. There is neither pending nor, to the best of SELLER’S knowledge, threatened, any legal action, arbitration, or administrative hearing before any governmental authority to which SELLER is a party and which could enjoin or restrict SELLER’S right or ability to perform its obligations under this Agreement.

9.              REPRESENTATIONS AND WARRANTIES OF BUYER.

BUYER hereby makes the following representations and warranties, each of which is material and is being relied upon by SELLER and is true as of the date hereof and will be true as of Closing:

                9.1           Incorporation. BUYER is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and authorized to transact business in the State of Washington.

                9.2           Corporate Authorization. BUYER has all the power and authority to execute, deliver, and perform all of BUYER’S obligations under this Agreement. This Agreement is a valid obligation binding upon the BUYER in accordance with its terms.

                9.3           No Adverse Results from Sale. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will neither constitute an event of default under any agreement to which BUYER is a party, or by which BUYER is bound, nor an event which would result in the creation or imposition of any valid lien, charge or encumbrance on the Property.

                9.4           No Restriction. There is neither pending nor, to the best of BUYER’S knowledge, threatened, any legal action, arbitration, or administrative hearing before any governmental authority to which BUYER is a party and which could enjoin or restrict BUYER’S right or ability to perform its obligations under this Agreement.

                9.5           Insolvency. There are no attachments, executions, assignments for the benefit of creditors, or proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or, to the best of BUYER’S knowledge, threatened by or against BUYER.

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                9.6           Document Review. BUYER has had a full and complete opportunity to review all recorded documents affecting the Property (as disclosed in the Title Report) and accepts and approves the same.

                9.7           Due Diligence. BUYER acknowledges and agrees that BUYER is solely responsible for performing its due diligence with respect to the purchase of the Property, including without limitation determining the boundary lines and corners of the Property and that SELLER and SELLER’S representatives have not made any representations or warranties with respect to the same. By purchasing the Property BUYER acknowledges that it is fully satisfied with the results of its due diligence.

                9.8           Sufficient Funds. BUYER has sufficient funds to close this transaction.

10.          INDEMNITY.

Each party (the “Indemnitor”) agrees to indemnify and hold harmless the other party (the “Indemnitee”) from and against any and all claims, losses, liabilities, and expenses (including reasonable attorneys’ fees at trial and on any appeal or review) incurred by the Indemnitee and arising out of any breach of any representation or warranty of the Indemnitor contained in this Agreement, provided that notice of such breach is given in writing not later than two years following the Closing Date. BUYER shall indemnify, defend and hold SELLER harmless from any claim by a third party or any fines, penalties or clean up obligations under any applicable laws arising in any manner out of the operations or activities of BUYER on the Property after BUYER takes possession of the Property.

11.          RISK OF LOSS OR DAMAGE.

SELLER shall bear the risk of loss or damage to the Property and improvements thereon from any cause whatsoever, or condemnation of any portion of the Property, prior to Closing. In the event of such loss, damage, or condemnation prior to Closing, BUYER, at its election, may terminate this Agreement. If BUYER does not elect to terminate this Agreement for said reasons, the transaction shall be closed as otherwise agreed to, without reduction in Purchase Price, unless the parties shall agree thereto. In the event both parties are not able to agree to close without reduction in Purchase Price, or agree on any adjustment in Purchase Price, then this transaction shall terminate without any further liability of either party to the other, except that SELLER shall refund to BUYER the Earnest Money Deposit.

12.          BROKER’S FEE.

Neither party has had any contact or dealings regarding the Real Property, or any communication in connection with the subject of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the purchase and sale contemplated by this Agreement. If any other broker or finder perfects a claim for a commission or finder’s fee, dealing or communication, the party through whom the broker or finder makes his or her claim will be responsible for that commission or fee and shall indemnify, defend and hold harmless the other party from and against any liability, cost or damages (including attorneys fees and costs) arising out of that claim.

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13.          PROFESSIONAL ADVICE.

BUYER and SELLER each acknowledge that the terms and conditions of this Agreement affect the parties’ rights and may have tax implications, and that it is therefore advisable to have this Agreement reviewed by such party’s legal counsel and/or accountant. Each party is specifically aware that issues such as the form of deed, agency representation, title insurance, liquidated damages, financing, and representations and warranties are complicated and that the parties may require advice that a real estate agent or broker is not qualified or licensed to give and for which each party should contact its own attorney or accountant. Furthermore, each party confirms and agrees that (a) it is not relying on any representations or advice by any real estate agent or broker involved in this transaction, and (b) it has satisfied itself as to the terms and conditions of this sale.

14.          ASSIGNMENT, RECORDING AND CONFIDENTIALITY.

This Agreement shall not be assigned or encumbered, or otherwise transferred in any way, by BUYER without the prior written consent of SELLER which may be withheld in SELLER’S sole discretion. The foregoing notwithstanding, in the event BUYER elects to close the purchase of the Property as part of a tax deferred exchange under Section 1031 of the Internal Revenue Code, SELLER agrees to reasonably cooperate with BUYER in that regard, so long as the same does not delay the Closing or cause additional expense or liability to SELLER. This Agreement shall not be recorded in any County Records or other office where public records are maintained nor shall BUYER disclose, prior to Closing, the Purchase Price or other provision of the Agreement or information it discovers about the Property to any third party other than its lender, appraiser, attorney or representative integrally involved in this transaction on behalf of the BUYER, except to the extent required otherwise by any applicable law, ordinance, or regulation.

15.          ATTORNEY FEES AND COSTS.

In the event suit or action is instituted to enforce or interpret any of the terms of this Agreement, or of any document required hereby, or to enforce any right arising out of or in any way connected with this Agreement, or any document required hereby, or if BUYER is the subject of any bankruptcy proceedings, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorney fees both at trial and on appeal of such suit or action, in addition to all other sums provided by law, including reasonable title insurance company charges or fees and reasonable and necessary fees, and costs, including but not limited to expert witness fees.

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16.          VALIDITY.

If, for any reason, any clause or provision of this Agreement, or the application of any such clause or provision in a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of the law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

17.          CONTINUING FORESTLAND OBLIGATIONS.

BUYER acknowledges that the Property may be subject to certain continuing forestland obligations under the forest practices rules adopted pursuant to RCW 76.09.370, including but not limited to the continuing obligations, if any, listed on the notice which is attached hereto as Exhibit C (the “Continuing Obligations”). At or before Closing, BUYER agrees to sign and deliver to SELLER the original of the notice in the form attached hereto as Exhibit C or such other notice that indicates the BUYER’S knowledge of the Continuing Obligations as may be required by the Washington Department of Natural Resources (“DNR”) at the time of Closing. At Closing, SELLER shall send the executed notice to DNR in accordance with the requirements of RCW 76.09.390. Upon passage of title, BUYER assumes and agrees to perform the Continuing Obligations at BUYER’S sole cost and expense in a timely fashion, and to indemnity, defend and hold SELLER harmless from and against the Continuing Obligations and any claim, loss, damage, cost or expense resulting from BUYER’S failure to fulfill and perform the same. The provisions of this indemnity shall survive the Closing.

18.          CONTINUATION OF NON-AD VALOREM TAX CLASSIFICATION.

The Property or a portion thereof may be presently designated or classified as forestland, timberland, open space or similar non-ad valorem status for property tax purposed. BUYER shall bear the risk that the Property or a portion thereof will be removed from such designation or classification as a result of this transaction. If BUYER’S acquisition of the Property results in a change in the forestland, open space, timberland or similar non-ad valorem tax classification or designation applicable to the Property or any portion thereof, BUYER shall pay at Closing all compensating or “roll back” taxes and related taxes, interest, liability, and penalties resulting from such change in classification or designation (collectively, “Roll Back Taxes and Expenses”), and indemnify, defend and hold SELLER harmless from all such Roll Back Taxes and Expenses. BUYER recognized that if BUYER wished to request a continuance of the forestland or timberland or similar non-ad valorem tax classification or designation of the Property or any portion thereof, then it may be necessary for BUYER to submit the real estate tax affidavit containing such request and a forest management plan to the applicable county assessor’s office in advance of the date of Closing. If BUYER wishes to request such a continuance, SELLER agrees to cooperate with BUYER by signing the applicable real estate excise tax affidavit for the transaction prior to Closing, as reasonably requested by BUYER, in order to have BUYER’S continuance request considered in time for Closing by the required date. If a forest management plan is required as a condition to obtaining the continuance of the forestland, timberland or similar non-ad valorem tax designation or classification of the Property or any portion thereof, BUYER shall be solely responsible to prepare and timely submit such plan to the county assessor’s office and all costs in connection with the preparation and submittal of such plan shall be at BUYER’S sole expense.

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19.          MISCELLANEOUS.

This Agreement shall be governed by and interpreted under the laws of the State of Washington. Venue shall be in the county where the Property is located, or at the SELLER’S option, Thurston County, Washington. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the parties. In no event shall the Personal Representative of SELLER have any personal liability in connection with this Agreement or transaction contemplated hereunder. The headings and captions in this Agreement are for purposes of reference only and shall not limit or define the meanings thereof. The terms BUYER and SELLER, together with any pronoun used in connection therewith, wherever used in this Agreement shall include the singular and plural and the masculine and feminine, so far as the context may permit or require. This Agreement shall inure to and be binding upon heirs, successors and permitted assigns of the parties hereto, subject to the terms hereof. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. This Agreement may be executed in several counterparts, each of which shall constitute an executed original hereof.

20.          SURVIVAL.

Portions of this Agreement are intended to survive any expiration or termination of this Agreement, the Closing of the transaction contemplated hereby, and/or the execution and delivery of the Deed. Unless otherwise provided herein, all provisions hereof which contemplate performance after any such event shall so survive, as shall all representations and warranties, indemnity obligations, the reciprocal attorneys’ fees provision, and the right to exercise remedies set forth in Section 6 above.

21.          PUBLICITY.

For the period prior to Closing, and for one year after Closing, neither BUYER nor SELLER shall release any information to the media or the general public concerning BUYER’S purchase of the Property, unless both parties have approved the content thereof, except to the extent required otherwise by any applicable law, ordinance, or regulation.

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22.          NOTICES.

All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be either served (i) personally on the party to whom notice is to be given (in which case such notice shall be deemed to have been duly given on the date of such service), (ii) sent by Federal Express (or other overnight courier service) (in which event notice shall be deemed to have been given on the day of receipt), or (iii) mailed to the party to whom notice is to be given, by first class United States mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows (in which case such notice shall be deemed to have been duly given on the third day following the date of such mailing):

TO BUYER:

Pope Resources
19245 Tenth Avenue N.E.
Poulsbo, Washington 98370-7456
Attention:  John T. Shea
360-394-0562

With a copy to:
Marco de Sa e Silva
Davis Wright Tremaine LLP
2600 Century Square
1501 Fourth Avenue
Seattle, Washington 98101
206-628-7766

TO SELLER:

Dorothy M. Wack, Personal Representative
Estate of Trena B. Worthington
c/o Ann Forest Burns
Burns & Williams
Lawyers
5508 35th Avenue NE, Suite 102
Seattle, WA 98105
206 527 5942

23.          COUNTERPARTS; FACSIMILE SIGNATURES.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same Agreement. The parties authorize each other to deliver such counterpart original agreements by personal delivery, mail, courier service, or telephone facsimile transmission (“fax”). The parties authorized each other to detach and combine original signature pages and fax signature pages and to consolidate them into a single identical original Agreement. Any one such completely executed counterpart shall be sufficient proof of this Agreement.

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24.          RIGHT OF ENTRY.

The Entry Permit and Indemnity Agreement between BUYER and SELLER (the “Permit”) shall be amended as follows: the term of the Permit shall be extended from September 21, 2004, to the date of Closing, expiration, or termination of this Agreement; the “Property” subject to the Permit shall be limited to the Property subject to this Agreement; the Entry Purpose under the Permit to be expanded to include Property marking and survey work relating to the preparation of Forest Practice Applications; and SELLER waives any right to terminate the Permit until the expiration or termination of this Agreement.

25.          MUTUAL CONDITION PRECEDENT: COURT APPROVAL.

The obligations of both parties to complete the purchase and sale of the Property under this Agreement are subject to the condition precedent that SELLER shall have obtained the approval of this Agreement by Thurston County Superior Court in the probate of the Estate of Trena B. Worthington, Cause No. 03-4-00350-1, prior to the date of Closing. SELLER’S Personal Representative shall instruct the Estate’s probate counsel to bring the approval of terms of sale of the Property under this Agreement before the Court as expeditiously as possible. SELLER’S Personal Representative has been advised by the Estate’s probate attorney that the earliest that this matter could be heard by the Court is October 22, 2004. Upon receipt of the Order of the Court approving the terms of the sale, SELLER shall forward a copy of the Order to BUYER and to Thurston County Title Company’s escrow department and shall take all further actions necessary to close the sale of the Property.

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THIS AGREEMENT is hereby duly executed by BUYER and SELLER on the date written below that party’s signature. The date of this Agreement is the date below SELLER’S signature.

SELLER: ESTATE of TRENA B. WORTHINGTON	BUYER:* POPE RESOURCES, a Delaware limited partnership, by Pope MGP, Inc., a Delaware corporation, its General Partner
———————————————————
by Dorothy M. Wack	————————————————————
its Personal Representative	by:
———————————————————
Date:
its:
———————————————————

Date: September 28, 2004

Exhibits
A -  Legal Descriptions
B -  Special Warranty Deed
C -  Continuing Forestland Obligations

Burns & Williams
Lawyers
5508 - 35th Avenue NE
Seattle, WA 98105
206 527 5942

* BUYER’S EXECUTION MUST COMPLY WITH INSTRUCTIONS ATTACHED.

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Instructions for Execution of Purchase and Sale Agreement on Behalf of Buyer

A Purchase and Sale Agreement executed by an attorney or agent on behalf of the Buyer shall be accompanied by an authenticated copy of his/her Power of Attorney or other evidence of his/her authority to act on behalf of the Buyer.

If the Buyer is a corporation, the bid must be executed under the corporate seal by some duly authorized officer of the corporation. There shall be attached to the Purchase and Sale Agreement so much of the records of the corporation as will show the official character and authority of the officer signing, duly certified by the secretary or assistant secretary, under the corporate seal, to be true copies.

If the Buyer is a partnership and all partners sign the bid with a notation that there are no other partners, the Estate will not ordinarily require any proof of the existence of the partnership. If all the partners do not sign the Purchase and Sale Agreement, then the names of those partners who have not signed except limited partners must be furnished on the Purchase and Sale Agreement and the Estate, in its sole discretion, may require evidence of the authority of the signer(s) to execute the Purchase and Sale Agreement on behalf of the partnership.

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EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY
(JEFFERSON COUNTY, WASHINGTON)

BLOCK IV

PARCEL A:

The Northwest 1/4 of the Northwest 1/4 of the Northwest 1/4 of Section 19, Township 27 North, Range 1 East, W.M., in Jefferson County, Washington.

EXCEPT that portion conveyed to Jefferson County for road purposes by deed recorded April 9, 1965, under Auditor’s File No. 195646, records of Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL B:

The North 1/2 of the Northeast 1/4 of the Southeast 1/4 of Section 33, Township 26 North, Range 1 West, W.M., in Jefferson County, Washington.

EXCEPT that portion conveyed to Jefferson County for road purposes by deed recorded April 30, 1973, under Auditor’s File No. 217638, records of Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL C:

The North 1/2 of the Northeast 1/4 of the Southeast 1/4 of the Northwest 1/4 and the Northeast 1/4 of the Southwest 1/4 of the Northwest 1/4 and the Northwest 1/4 of the Southeast 1/4 of the Northwest 1/4 of Section 2, Township 26 North, Range 1 West of the Willamette Meridian.

EXCEPTING THEREFROM that portion if any for right of way of Coyle road.

Situate in the County of Jefferson, State of Washington.

PARCEL D:

The South 1/2 of the Southeast 1/4 of the Southwest 1/4 of Section 10, in Township 26 North, Range 1 West of the Willamette Meridian.

Situate in the County of Jefferson, State of Washington.

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PARCEL E:

The West 1/2 of the Southwest 1/4 of Section 11, Township 26 North, Range 1 West of the Willamette Meridian.

Situate in the County of Jefferson, State of Washington.

PARCEL F:

The West 1/2 of the Northwest 1/4 and Government Lot 1 in Section 14, Township 26 North, Range 1 West of the Willamette Meridian.

Situate in the County of Jefferson, State of Washington.

PARCEL G:

Northwest 1/4 of the Southwest 1/4 of Section 14, Township 26 North, Range 1 West of the Willamette Meridian.

Situate in the County of Jefferson, State of Washington.

PARCEL H

The East 1/2 of the Southwest 1/4 of Section 10, Township 27 North, Range 1 West, W.M.

Situate in the County of Jefferson, State of Washington.

PARCEL I:

The North 1/2 of the Northwest 1/4 and the East 1/2 of the Northeast 1/4, EXCEPT that portion known as Coyle Road, Section 15 Township 27 North, Range 1 West, W.M.

Situate in the County of Jefferson, State of Washington.

PARCEL J:

That portion of the East 1/2 of the Southeast 1/4 of Section 17 in Township 28 North, Range 1 West of the Willamette Meridian, lying East of the right of way of the existing Quilcene-Center County Road, known as County Road No. 12; EXCEPT right of way of Dabob Road.

Situate in the County of Jefferson, State of Washington.

Purchase and Sale Agreement – page 15 of 25

PARCEL K:

The Southeast 1/4 of the Northeast 1/4 of Section 4 in Township 29 North, Range 1 West of the Willamette Meridian.

Situate in the County of Jefferson, State of Washington.

PARCEL L:

The East 60 feet of the Northeast 1/4 of the Southwest 1/4, in Section 1, Township 27 North, Range 2 West of the W.M.

Situate in the County of Jefferson, State of Washington.

PARCEL M:

The East 60 feet of the North 1/2 of the Southeast 1/4 of the Southwest 1/4 in Section 1, Township 27 North, Range 2 West of the W.M.

Situate in the County of Jefferson, State of Washington.

PARCEL N:

The North 1/2 of the Southwest 1/4, and the North 1/2 of the South 1/2 of the Southwest 1/4 of Section 1, Township 27 North, Range 2 West of the Willamette Meridian;

Excepting therefrom a strip of land 60 feet wide, running North and South along the entire East line of the above described premises;

Also excepting the right of way of State Road No. 9.

Also excepting therefrom the following described property:

That portion of the North 1/2 of the Southwest 1/4, and the North 1/2 of the South 1/2 of the Southwest 1/4 of Section 1, Township 27 North, Range 2 West, of the Willamette Meridian described as follows: The North 381.23 feet of a 100 feet wide strip lying Southeasterly of and parallel with the Southeast margin of SR 101 as shown on sheet 7 of 8 sheets of the map and profile of State Road No. 9, Jefferson County, Crocker Lake to Quilcene, approved September 28, 1926, records of State of Washington. Department of Highways, Olympia, Washington.

Situate in the County of Jefferson, State of Washington.

Purchase and Sale Agreement – page 16 of 25

PARCEL O:

The West 1/2 of the Southwest 1/4 of the Southwest 1/4 of Section 10, Township 27 North, Range 2 west, W.M.,

Situate in the County of Jefferson, State of Washington.

PARCEL P:

The Southeast 1/4 of the Southwest 1/4 of Section 10, Township 27 North, Range 2 West of the Willamette Meridian.

Situate in the County of Jefferson, State of Washington.

PARCEL Q:

The Northeast 1/4 of the Northwest 1/4 of Section 15, Township 27 North, Range 2 West of the Willamette Meridian.

Situate in the County of Jefferson, State of Washington.

PARCEL S:

The South 1/2 of the Southeast 1/4, EXCEPT that portion lying East of Lords Lake Loop Road in Section 21, Township 28 North, Range 2 West, W.M.

Situate in the County of Jefferson, State of Washington.

PARCEL T:

South 1/2 of the Northeast 1/4, and the North 1/2 of the Southeast 1/4. All in Section 21, Township 28 North, Range 2 West, W.M.

Situate in the County of Jefferson, State of Washington.

PARCEL U:

South 3/4 of the North 1/2 of the Northeast 1/4 of Section 21, Township 28 North, Range 2 West, W.M.

Situate in the County of Jefferson, State of Washington.

PARCEL V:

The Southwest 1/4 of the Southeast 1/4 of Section 22, Township 28 North, Range 2 West of the Willamette Meridian.

Situate in the County of Jefferson, State of Washington.

Purchase and Sale Agreement – page 17 of 25

PARCEL W:

West 1/2 of Northwest 1/4 EXCEPT Lords Lake Road of Section 22, Township 28 North, Range 2 West, W.M.

Situate in the County of Jefferson, State of Washington.

BLOCK V

PARCEL R:

All that portion of the West 1/2 of the Southwest 1/4 of Section 13, Township 27 North, Range 2 West W.M., lying West of State Road No. 9, now known as Highway 101.

EXCEPT right of way for ditch of Quilcene, Irrigation Company, as per Resolution filed November 6, 1917 under Jefferson County Commissioners proceedings recorded in Volume J, pages 228 through 230.

ALSO EXCEPTING the following described property; Commencing at a point 990 feet North of the Southeast corner of the Southwest 1/4 of the Southwest 1/4 of Section 13, Township 27 North, Range 2 West; thence North 5 chains; thence West 10 chains; thence South 5 chains and thence East 10 chains to place of beginning, in Section 13, Township 27 North, Range 2 West.

ALSO EXCEPTING the following described property; Beginning at a point on the West line of the Northwest 1/4 of the Southwest 1/4 of Section 13, Township 27 North, Range 2 West, W.M., 40 feet South of the Northwest corner of said forty acre tract; thence South 208 feet; thence East 416 feet; thence North 208 feet to a point 40 feet South of the North line of said forty acre tract; thence West 416 feet to the place of beginning.

ALSO EXCEPT the following described property: Part of the Northwest 1/4 of the Southwest 1/4 of Section 13, Township 27 North, Range 2 West, W.M., described as follows:

Beginning at a point 30 feet North and 30 feet West of the Southeast corner of the Northwest 1/4 of the Southwest 1/4 of said Section 13; thence West 630 feet; thence north 415 feet; thence East 610 feet, more or less, to the Southwesterly right of way line of the Olympic Highway; thence Southwesterly along said right of way line to a point 30 feet West of the East line of the Southwest 1/4 of the Northwest 1/4 of said Section 13; thence South 390 feet, more or less, to the place of beginning.

ALSO EXCEPT the following described property: Beginning at the Northeast corner of the Southwest 1/4 of the Southwest 1/4 of Section 13 in Township 27 North, Range 2 West of the Willamette Meridian; thence West 690 feet to the TRUE POINT OF BEGINNING; thence continuing West 417 feet and 4 inches; thence South 213 feet and 8 inches; thence East 417 feet and 4 inches; thence North 213 feet and 8 inches to the TRUE POINT OF BEGINNING; EXCEPTING THEREFROM the Northerly 5 feet now used for drainage purposes.

Purchase and Sale Agreement – page 18 of 25

ALSO EXCEPT the following described property: Beginning at a point on the West line of the Northwest 1/4 of the Southwest 1/4 of Section 13, Township 27 North, Range 2 West, W.M., 40 feet South of the Northwest corner of said forty-acre tract; thence South 208 feet to mark the place of beginning; thence proceeding South 276 feet; thence East 158 feet; thence North 276 feet; thence West 158 feet to the point of beginning.

ALSO EXCEPT the following described property: A tract of land located in the Northwest 1/4 of the Southwest 1/4 of Section 13,Township 27 North, Range 2 West, W.M. in Jefferson County, Washington; From the alleged location of the 1/4 corner between Sections 13 and 14 (said corner being in the Quilcene Cemetery Road) thence South 15.0 feet to a 10 inch fence corner post; thence South 22.0 feet and South 89 1/2º East 411.3 feet to a point on the South edge of the right of way of the Quilcene Cemetery Road, which point is the Northwest corner of the tract of land herein described; From said Northwest corner South 89 1/2º East 168.5 feet along the Cemetary Road boundary to it’s intersection with the boundary of the Olympic Highway; thence South 40º East 146.0 feet along said highway boundary; thence South 50º West 150.0 feet; thence North 89 1/2º West 150.9 feet; and finally North 01º East 208.2 feet to the Northwest corner of the tract.

ALSO EXCEPT the following described property; That portion of the Northwest 1/4 of the Southwest 1/4 of Section 13, Township 27 North, Range 2 West of the Willamette Meridian, described as follows, to-wit; beginning at the Northeast corner of the Northwest 1/4 of the Southwest 1/4 of said Section 13; thence South along the East boundary line of said tract a distance of 889.5 feet; thence South 87º 36’ West 54.6 feet to a point on the Southwesterly boundary line of the right of way of State Road No. 9, said point being the TRUE POINT OF BEGINNING; thence North 40º 42’ West along the boundary line of said road, 220.0 feet; thence South 76º 02’ West, 216.0 feet; thence South 0º 55’ East, 129.3 feet; thence North 87º 36’ East, 351.4 feet, to the point of beginning.

ALSO EXCEPT the following described property; Beginning at the Northwest corner of the Southwest 1/4 of the Southwest 1/4 of Section 13, Township 27 North, Range 2 West, W.M.; thence North along the West boundary of said Section 13, 467 feet; thence East 241 feet; thence South 675 feet; thence East 128 feet; thence South 320 feet; thence West 369 feet, and thence North along the West boundary of said Section 13, 528 feet to the point of beginning.

ALSO EXCEPT the following described property; Commencing at a point 990 feet North of the Southeast Corner of the Southwest 1/4 of the Southwest 1/4, Section 13, Township 27 North, Range 2 West, W.M.; thence West 417.42 feet; thence South 208.71 feet; thence East 417.42 feet; thence North 208.71 feet to place of beginning.

Purchase and Sale Agreement – page 19 of 25

ALSO EXCEPT the following described property; All that portion of the Northwest 1/4 of the Southwest 1/4 of Section 13, Township 27 North, Range 2 West, W.M., lying within an area described as follows:

Beginning at the Northwest corner of the aforesaid Northwest 1/4 of Southwest 1/4, Section 13 which is the alleged location of 1/4 corner between Sections 13 and 24 (said corner being in Quilcene Cemetery Road) thence South 15 feet to a 10 inch fence corner post; thence South 22 feet to South edge of right of way of Quilcene Cemetery Road; thence South 89 1/2º East 579.8 feet along South edge of said road to intersection with Southerly edge of Olympic Highway right of way; thence South 40º East 146 feet along said highway boundary to a point which is the most Easterly corner of Tax #63; thence continuing South 40º East 150 feet; thence South 68º West 673 feet to Southeast corner of Tax #62; thence West along South boundary of Tax #62 to West line of Northwest 1/4 Southwest 1/4 Section 13; thence North along West boundary of the Northwest 1/4 of the Southwest; 1/4, Section 13 to point of beginning;

EXCEPT those certain Tax numbers 57, 62, and 63 in said Northwest 1/4 of Southwest 1/4, Section 13 as recorded in office of Jefferson County Auditor in Volume 112, page 456; Volume 109, page 255; and Volume 118, page 345 respectively; and EXCEPT right of way for ditch of Quilcene Irrigation Company.

ALSO EXCEPT the following described property; Beginning at the Northeast corner of the Northwest 1/4 of the Southwest 1/4, Section 13, Township 27 North, Range 2 West, W.M.; thence Southerly along its East boundary 889.5 feet; thence South 87º 36’ West 54.6 feet to a point on the Southwest side of Olympic Highway right of way which is the Southeast corner of Tax #65 as described in deed to George T. and Ora Richardson, husband and wife as recorded in Volume 119, page 271 of DEEDS of Jefferson County Auditor, thence North 40º 42’ West 220 feet along the boundary of Olympic Highway; thence South 76º 02’ West 216 feet to the Northwest corner of Tax #65, the point of BEGINNINGS OF THIS DESCRIPTION, thence South 01º West 130.4 feet along the West boundary of Tax #65 to its Southwest corner which is on the North boundary of Tax #60 as described in deed to John E. Kruse as recorded in Volume 115, page 489 of DEEDS of Jefferson County Auditor, thence South 89º 30’ West 237.7 feet more or less along said North boundary of Tax #60 to its Northwest corner, thence North 00º 32’ East 75.8 feet more or less along the West boundary of said Tax #60 extended to a point which lies South 76º 40’ West of point of beginning of this description and being on the North boundary of Tax #65 extended, thence North 76º 40’ East 246.0 feet more or less to the point of beginning.

ALSO EXCEPT that portion of conveyed to Jefferson County for Columbia Street as per Quit Claim Deed recorded August 23, 1948 under Jefferson County Auditor’s File No. 114866.

All situate in the County of Jefferson, State of Washington.

PARCEL X:

The North 495 feet of the Southeast 1/4 of the Northwest 1/4 of Section 33, Township 30 North, Range 2 West of the Willamette Meridian, EXCEPT 20 feet on the West side of said tract reserved for right of way; ALSO EXCEPT the right of way for old Gardiner Road as conveyed July 3, 1935 under Jefferson County Auditor’s File No. 74367.

Purchase and Sale Agreement – page 20 of 25

TOGETHER WITH all that part of the East 792 feet of the Southwest 1/4 of the Northeast 1/4 of Section 33, in Township 30 North, Range 2 West of the Willamette Meridian, which lies South of the right of way of the existing Olympic Highway, and North of the right of way granted for a re-location of said Highway as per Warranty Deed recorded January 23, 1947 under Jefferson County Auditor’s File No. 109311, along the South line of said forty-acre tract; EXCEPTING THEREFROM that portion granted to the State of Washington for Primary State Highway No. 9.

Situate in the County of Jefferson, State of Washington.

Purchase and Sale Agreement – page 21 of 25

EXHIBIT B

FORM OF SPECIAL WARRANTY DEED

SPECIAL WARRANTY DEED

                The Grantor, Estate of Trena B. Worthington, deceased (for good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged) (for and in consideration of “I.R.C. Section 1031 Tax-Deferred Exchange of Like-Kind Real Property”), grants, bargains, sells, conveys and confirms to POPE RESOURCES, a Delaware limited partnership, the following described real estate, situated in the County of Jefferson, State of Washington.

                The real property described on Exhibit A attached hereto and incorporated herein by this reference,

                SUBJECT TO the exceptions, encumbrances and matters described on Exhibit B attached hereto and incorporated herein by this reference.

                The Grantor for itself and its successors-in-interest does by the presents expressly limit the covenants of this Deed to those herein expressed, and excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that Grantor will forever warrant and defend the said described real estate against all persons whomsoever claiming or to claim by, through, or under said Grantor and not otherwise.

                DATED as of _________________________________ , 2004.

ESTATE OF TRENA B. WORTHINGTON

————————————————————
By: Dorothy M. Wack
Personal Representative

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

                I,                                                                                              , Notary Public in and for the State of Washington, do hereby certify that on this ______________ day of ___________________, 2004 personally appeared before me Dorothy M. Wack to me known to be the Personal Representative of the Estate of Trena B. Worthington described in and who executed the within instrument and acknowledged that she signed the same as her free and voluntary act and deed for the uses and purposes herein mentioned and on oath stated that she was authorized to execute the said instrument as Personal Representative of the Estate.

Purchase and Sale Agreement – page 22 of 25

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

——————————————————————
NOTARY PUBLIC in and for the State of Washington,
residing at __________________________________
My appointment expires ________________________

Print Name ______
Purchase and Sale Agreement – page 23 of 25

EXHIBIT C

CONTINUING FOREST LAND OBLIGATIONS

Washington State Department of Natural Resources
Notice of Continuing Forest Land Obligation

Sellers and buyers of land and perpetual timber rights have certain rights and responsibilities when the land or perpetual timber rights are sold or transferred. Where the land is subject to certain continuing forestland obligations including without limitation Reforestation, Road Maintenance and Abandonment Plans and Harvest Strategies along Type 4 Waters in Eastern Washington, prior to the sale or transfer of the land or perpetual timber rights the law requires that the following occur: 1) the seller shall notify the buyer of the existence and nature of the obligation and 2) the buyer shall sign a Notice of Continuing Forestland Obligation Form indicating the buyer’s knowledge of such obligation. At the time of sale or transfer of the land or perpetual timber rights the seller shall send the signed Form to the Department of Natural Resources (DNR). The Form may be obtained from your DNR region office.

If the seller fails to notify the buyer about the continuing forest land obligation referenced above, the seller shall pay the buyer’s costs related to such continuing forest land obligation, (including all legal costs) incurred by the buyer in enforcing the continuing forestland obligation against the seller. Failure by the seller to send the required notice to the DNR at the time of sale shall be prima facie evidence in all action by the buyer against the seller for costs related to continuing forest land obligation, that the seller did not notify the buyer of the continuing forest land obligation prior to sale. See RCW 73.09.070, RCW 76.09.390 and WAC 222-20-055.

There are also other types of continuing forestland obligations subject to certain requirements, including without limitation Small Forest Landowner Forest Riparian Easements and Landowner Landscape Plans. For more information contact the DNR Regional Office.

CONTINUING OBLIGATIONS

Reforestation	(RCW 76.09.070)

|_|	Obligation exists on the property identified above and relates to the following Forest Practice Application/Notification (FPA/N) Numbers (list all that apply, and attachment if necessary):

|X|	No Reforestation obligation exists on the property.

Road maintenance and Abandonment Plan (WAC 222-24-051)

|_|	Obligation exists on the property identified above and relates to the following Forest Practice Application/Notification (FPA/N) Numbers (list all that apply, and attachment if necessary):

|X|	No Road Plan obligation exists on the property.

Harvest Strategy along Type 4 Waters in Eastern Washington (WAC 222-30-022 (2)(b))

N/A	Obligation exists on the property identified above and relates to the following Forest Practice Application/Notification (FPA/N) Numbers (list all that apply, and attachment if necessary):

N/A	No Harvest Strategy obligation exists on the property.
Purchase and Sale Agreement – page 24 of 25

PROPERTY IDENTIFICATION

Land/Rights Sold/Transferred (circle one): Land and Timber                  Land      Perpetual Timber Rights

Date that the Land/Rights was/were Sold/Transferred (month/day/year): ____________________________ .

County/ies: _______________________________________________

DNR Region/s: ______________________________________________________

Legal Description of the Lands/Rights being Sold/Transferred (including county parcel number/s, add attachment if necessary):  _________________________________________________________________

_____________________________________________________________________________________
__________________________________________________________________________
______________________________________

SELLER:	BUYER:
Signature:_____________________________	Signature:_____________________________
Date: ________________________________	Date: ________________________________
Print Name: ___________________________	Print Name: ___________________________
Title: ________________________________	Title: ________________________________
Address: _____________________________	Address: _____________________________
Phone: _______________________________	Phone: _______________________________

NOTE TO SELLER

At the time of sale or transfer of the property or the perpetual timber rights:

The seller is responsible for delivering (by certified mail or in person) the SIGNED ORIGINAL to the DNR Region Office in which the property is located. However, if you choose to also have this form recorded by the county, the original is delivered to the county and a copy delivered (by certified mail or in person) to the DNR Region Office.

Purchase and Sale Agreement – page 25 of 25